UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2017

PBF LOGISTICS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Closing of 6.875% Senior Notes Offering

On October 6, 2017, PBF Logistics LP (the “Partnership”) entered into the Fifth Supplemental Indenture dated as of October 6, 2017 (the “Supplemental Indenture) to the Indenture dated May 12, 2015 (as amended from time to time, the “Base Indenture,” together with the Supplemental Indenture, the “Indenture”) among the Partnership, PBF Logistics Finance Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership (“PBF Logistics Finance,” and together with the Partnership, the “Issuers”), the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee, under which the Issuers issued $175.0 million in aggregate principal amount of 6.875% Senior Notes due 2023 (the “Additional Notes”), pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended. The Issuers received net proceeds of approximately $175.0 million from the offering after deducting the initial purchasers’ discount and estimated offering expenses, and intends to use such proceeds to repay a portion of the indebtedness outstanding under the Partnership’s revolving credit facility and for general partnership purposes.

The Additional Notes were issued as additional notes under the Base Indenture, pursuant to which the Issuers previously issued $350.0 million of 6.875% Senior Notes due 2023 (the “Existing Notes”, and together with the Additional Notes, the “notes”). Interest on the Additional Notes accrues beginning on May 15, 2017 at a rate of 6.875% per year. Interest on the Additional Notes is payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2017, and the Additional Notes mature on May 15, 2023. The Additional Notes are guaranteed on a senior unsecured basis by all of the Partnership’s existing subsidiaries (other than PBF Logistics Finance Corporation) and certain of the Partnership’s future restricted subsidiaries. In addition, PBF Energy Company LLC (“PBF LLC”) has provided a limited guarantee of collection of the principal amount of the Additional Notes, but is not otherwise subject to the covenants of the Indenture. The Partnership’s general partner, PBF Logistics GP LLC, is wholly-owned by PBF LLC. The Additional Notes are general senior unsecured obligations of the Issuers and are equal in right of payment with all of the Issuers’ existing and future senior indebtedness, including amounts outstanding under the Partnership’s revolving credit facility and the Existing Notes. The Additional Notes will be senior to any future subordinated indebtedness the Issuers may incur. The Additional Notes are effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future secured debt, including the Partnership’s revolving credit facility, to the extent of the value of the assets securing that secured debt and will be structurally subordinated to all indebtedness of the Partnership’s subsidiaries that do not guarantee the notes.

The Additional Notes are expected to be treated as a single series with the Existing Notes and will have the same terms as those of the Existing Notes, except that (i) the Additional Notes will be subject to a separate registration rights agreement and (ii) the Additional Notes will be issued initially under CUSIP numbers different from the Existing Notes. The Additional Notes and the Existing Notes will vote as one class under the Indenture. Holders who exchange their Additional Notes in the registered exchange offer described below will receive registered notes that are expected to share a single CUSIP number with the Additional Notes, and the Issuers expect that such registered notes and the Existing Notes will thereafter be fungible. Prior to that, the Additional Notes will trade separately from the Existing Notes.

The Base Indenture contains customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on the Partnership’s and its restricted subsidiaries’ ability to, among other things: (i) make investments, (ii) incur additional indebtedness or issue preferred units, (iii) pay dividends or make distributions on units or redeem or repurchase the Partnership’s subordinated debt, (iv) create liens, (v) incur dividend or other payment restrictions affecting subsidiaries, (vi) sell assets, (vii) merge or consolidate with other entities and (viii) enter into transactions with affiliates. These covenants are subject to a number of important limitations and exceptions.

At any time prior to May 15, 2018, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Additional Notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 106.875% of the principal amount of the Additional Notes, plus any accrued and unpaid interest to the date of redemption. On or after May 15, 2018, the Issuers may redeem all or part of the Additional Notes, in each case at the redemption prices described in the Base Indenture, together with any accrued and unpaid interest to the date of redemption. In addition, prior to May 15, 2018, the Issuers may redeem all or part of the Additional Notes at a “make-whole” redemption price described in the Base Indenture, together with any accrued and unpaid interest to the date of redemption. If the Partnership undergoes certain change of control events, holders of the Additional Notes will have the right to require the Issuers to purchase all or any part of the Additional Notes at a price equal to 101% of the aggregate principal amount of the Additional Notes, together with any accrued and unpaid interest to the date of purchase. In connection with certain asset dispositions, the Issuers will be required to use the net cash proceeds of the asset dispositions (subject to a right to reinvest such net cash proceeds) to make an offer to purchase the Additional Notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase. The Issuers may issue additional notes from time to time pursuant to the Base Indenture.

The foregoing summaries of the Indenture and the Additional Notes do not purport to be complete and are qualified in their entirety by reference to the Base Indenture, which includes the form of the certificate for the Additional Notes, a copy of which was previously filed as Exhibit 4.1 to our Current Report on Form 8-K filed on May 18, 2015 and incorporated herein by reference, and the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the sale of the Additional Notes, the Issuers entered into a registration rights agreement, dated October 6, 2017 (the “Registration Rights Agreement”), with the initial purchasers. Under the Registration Rights Agreement, the Issuers agreed to register notes having substantially identical terms as the Additional Notes with the U.S. Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Additional Notes. The Issuers will use their commercially reasonable efforts to consummate the exchange offer within 365 days of October 6, 2017. Under certain circumstances, the Issuers will be required to file a shelf registration statement for the resale of the Additional Notes and use commercially reasonable efforts to have the shelf registration statement declared effective within a specified time period. The Issuers will be obligated to pay additional interest if they fail to comply with their obligations to register the Additional Notes within the specified time period.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information required by Item 2.03 relating to the Additional Notes and the Supplemental Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 3, 2017, the Issuers issued a press release announcing the pricing of $175.0 million aggregate principal amount of Additional Notes (the “Notes Offering”). This represents an increase of $25.0 million over the aggregate principal offering amount previously announced on October 3, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 8.01, including Exhibit 99.1, does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Additional Notes or any other securities of the Partnership.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Fifth Supplemental Indenture dated October 6, 2017, among PBF Logistics LP, PBF Logistics Finance Corporation, the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee

4.2	Registration Rights Agreement, dated as of October 6, 2017, among PBF Logistics LP, PBF Logistics Finance Corporation, the guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee

99.1	Press Release dated October 3, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fifth Supplemental Indenture dated October 6, 2017, among PBF Logistics LP, PBF Logistics Finance Corporation, the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee

4.2	Registration Rights Agreement, dated as of October 6, 2017, among PBF Logistics LP, PBF Logistics Finance Corporation, the guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee

99.1	Press Release dated October 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2017

PBF Logistics LP
By:	PBF Logistics GP LLC, its general partner

By:	/s/ Erik Young
Name:	Erik Young
Title:	Senior Vice President, Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)